UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2010, we entered into an amended and restated loan and security agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”), consisting of (1) the existing outstanding $14 million revolving credit facility which matures on July 31, 2012 (“Line of Credit”) and (2) a new term loan in the amount of $4 million which matures on August 1, 2017 (“Term Loan”).

The Line of Credit provides funds for working capital and other general corporate purposes. In addition, it provides (a) for the issuance of up to $1 million of letters of credit for our account, and (b) the guarantee by us of all lines of credit, or other credit facilities, provided by the Bank, or any affiliate of the Bank, to certain of our foreign subsidiaries (“Foreign Subsidiary Credit Lines”). The letter of credit facility is a part of the Line of Credit and the use of such facility, together with the use of any Foreign Subsidiary Credit Line by any of our subsidiaries, is taken into account when determining availability under the Line of Credit.

All of the obligations under the Line of Credit, including the related guarantees we provide thereunder, are collateralized by a first priority security interest in all of the stock or other equity interests owned by us in our subsidiaries, provided that not more than 65% of the total outstanding voting stock of any direct or indirect non-U.S. subsidiary is required to be pledged.

Amounts under the Line of Credit will be due and payable in full on July 31, 2012. Indebtedness under the Line of Credit bears interest at a rate per annum equal to the Wall Street Journal LIBOR Daily Floating Rate plus an applicable margin, currently of 1.575% per annum. The applicable margin is subject to change based upon our fixed charge coverage ratio. Such applicable margin will not be more than 2.175% or less than 1.575%. Interest will be payable monthly in arrears. Any default in the payment of principal, interest, or other overdue amounts bears interest at 4% above the rate otherwise applicable (or, if there is no applicable rate, at 4% above the rate referred to above). This may result in the compounding of interest. In addition, the Bank may charge us a late fee equal to 2% of any payment more than fifteen days past due.

Payments are due under the Term Loan in consecutive equal monthly principal payments in the amount of $16,666.66 each, commencing on September 1, 2010 and continuing on the first business day of each month thereafter until August 1, 2017, and at that time, all principal, accrued unpaid interest and other charges outstanding under the Term Loan shall be due and payable in full. The outstanding principal of the Term Loan may be prepaid in full or in part at any time without penalty. The interest rate on the Term Loan is a rate per annum equal to the Wall Street Journal LIBOR Daily Floating Rate plus 1.575% per annum.

All of the obligations under the Term Loan are secured by a first priority security interest in the real property of the Company known as 2700 West Front Street, Statesville, North Carolina (the “Mortgaged Property”) and a first priority security interest in all goods (excluding inventory, farm products or consumer goods), all machinery, machine tools, equipment, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto (the “Equipment”).

All loans under our Loan Agreement are made and payable in U.S. dollars and all letters of credit issued are in U.S. dollars. All payments made by us pursuant to our guarantee of the Foreign Subsidiary Credit Lines will be made in the manner and in the currency required by the documents governing such credit facilities. Our subsidiary in India is currently entering into a Foreign Subsidiary Credit Line with the Bank and our subsidiaries may enter into other such facilities during the term of our revolving credit facility.

The Loan Agreement contains customary representations and warranties, and contains customary covenants that restrict our ability to, among other things (i) incur liens, (ii) incur any indebtedness (including guarantees or other contingent obligations), (iii) engage in mergers and consolidations, (iv) engage in sales, transfers, and other dispositions of property and assets (including sale-leaseback transactions), (v) make loans, acquisitions, joint ventures, and other investments, including in our subsidiaries, (vi) make dividends and other distributions to, and redemptions and repurchases from, equity holders, (vii) make changes in the nature of our business, and (viii) make certain changes in our capital ownership. The Loan Agreement also requires us to comply with certain financial and affirmative covenants.

The Loan Agreement contains events of default that include (i) our failure to make any payments under the Loan Agreement when due, (ii) covenant defaults, (iii) our making of materially false or materially misleading representations or warranties, (iv) cross defaults to certain other indebtedness, (v) bankruptcy, insolvency, or other similar proceedings, (vi) our making of an assignment for the benefit of our creditors or a receiver being appointed for a substantial portion of our assets, (vii) a receiver or similar official is appointed for a substantial portion of our business, or the business is terminated, liquidated or dissolved, (viii) any default under any other agreement we or any of our subsidiaries has with the Bank or any affiliate of the Bank if such default continues for 5 days after receipt of notice thereof, (ix) the Bank’s failure to have an enforceable first lien on or security interest in any property given as security for the Loan Agreement, subject to certain liens and encumbrances permitted by the Loan Agreement, (x) any government authority takes action that the Bank believes materially adversely affects our financial condition or ability to repay, (xi) any judgment or arbitration awards are entered against us, or we enter into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $500,000 or more in excess of any insurance coverage, (xii) any provision of the Loan Agreement or any related document, agreement, or instrument, at any time after its execution and delivery and for any reason other than as expressly permitted by the Loan Agreement or such other document, agreement, or instrument or satisfaction in full of all our obligations thereunder, ceases to be in full force and effect in any material respect; or we or any other person contests in any manner the validity or enforceability of any provision of the Loan Agreement or any related document, agreement, or instrument; or we deny that we have any or further liability or obligation under the Loan Agreement or any related document, agreement, or instrument (provided, however, that if we claim that such obligations have been paid, such claim shall not be considered a denial of liability), or we purport to revoke, terminate or rescind any provision of the Loan Agreement or any related document, agreement, or instrument, and (xiii) a material portion of the Mortgaged Property or the Equipment is so demolished, destroyed or damaged that, in the reasonable opinion of the Bank, the Mortgaged Property and/or the Equipment cannot be restored, rebuilt or replaced with available funds within a reasonable period of time and in any event, prior to the maturity of the Term Loan, or there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or conveyance in lieu of such taking is executed which provides for the transfer of, a material portion of the Mortgaged Property.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Loan Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibit 10.1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Loan and Security Agreement dated as of August 2, 2010 between Bank of America, N.A. and Kewaunee Scientific Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2010

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and Chief Financial Officer